UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 3, 2008

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On May 16, 2008, the management of the Registrant concluded that its financial statements for the years ended December 31, 2007 and 2006, which are included in its Form 10-KSB and its Form 10-K/A for the years ended December 31, 2007 and 2006 and the financial statements for the three months ended March 31, 2008 and 2007, which are included in its Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2008, did not properly accounted for the following items as of December 31, 2006 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon.

1.
Improper use of exchange rates of shareholders’ equity items. In specific, additional paid-in capital, statutory reserves, and retained earnings were overstated by $253,500, $37,309 and $128,861 respectively, and accumulated other comprehensive income was understated by $410,498,

2.	Cash and cash equivalents and travel advances to directors were overstated by $8,340 and $832 respectively and,

3.	Interest expenses were understated by $38,596.

The impacts of the above have made the changes in figures as of December 31, 2007 and March 31, 2008 by a decrease in additional paid-in capital by $253,500, a decrease in statutory reserves by $37,309, a decrease in retained earnings by $128,861, and an increase of accumulated other comprehensive income by $419,670.

Management of the Registrant will restate its financial statements for the years ended December 31, 2007 and 2006 and for the quarterly period ended March 31, 2008 to restate all of such financial statements to correct the errors noted above and file amendments to the Company’s periodic reports filed with the Securities and Exchange Commission.

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWAY GLOBAL INC.

Date: July 3, 2008	By: /s/ Bo Liu Name: Bo Liu President, Chief Executive Officer, Chairman of the Board